UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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405 Park Avenue — 14th Floor
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, May 29, 2014

April 29, 2014

To the Stockholders of American Realty Capital Global Trust, Inc.:

I am pleased to invite our stockholders to the 2014 Annual Meeting of Stockholders (“Annual Meeting”) of American Realty Capital Global Trust, Inc., a Maryland corporation (the “Company”). The Annual Meeting will be held on Thursday, May 29, 2014 at The Core Club, located at 66 E. 55th Street, New York, NY 10022, commencing at 11:30 a.m. (local time). At the Annual Meeting, you will be asked to (i) elect five members to the Board of Directors and (ii) consider and act on such other matters as may properly come before the Annual Meeting and any adjournment thereof.

Our Board of Directors has fixed the close of business on Monday, April 14, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Record holders of shares of our common stock, par value $0.01 per share, at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about the proposals or would like additional copies of the proxy statement, please contact our proxy solicitor, Boston Financial Data Services, Inc. at 1-888-772-2337.

Whether you own a few or many shares and whether you plan to attend the Annual Meeting in person or not, it is important that your shares be voted on matters that come before the Annual Meeting. You may authorize a proxy to vote your shares by using a toll-free telephone number or via the Internet. Instructions for using these convenient services are provided on the enclosed proxy card and in the attached proxy statement. If you prefer, you may vote your shares by marking your votes on the proxy card, signing and dating it and mailing it in the postage paid return envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors’ recommendations. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, reminding you to vote your shares.

You are cordially invited to attend the Annual Meeting. Your vote is important.

By Order of the Board of Directors,

/s/ Edward M. Weil, Jr.

Edward M. Weil, Jr.
President, Chief Operating Officer, Treasurer,
Secretary and Director

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

i

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.
405 Park Avenue — 14th Floor
New York, New York 10022

PROXY STATEMENT

The accompanying proxy card, mailed together with this proxy statement (this “Proxy Statement”) and our 2013 Annual Report, is solicited by and on behalf of the board of directors (the “Board of Directors” or the “Board”) of American Realty Capital Global Trust, Inc., a Maryland corporation (which we refer to in this Proxy Statement as the “Company”), for use at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof. References in this Proxy Statement to “we,” “us,” “our” or like terms also refer to the Company, and references in this Proxy Statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive offices is 405 Park Avenue — 14th Floor, New York, New York 10022. This Proxy Statement, the accompanying proxy card, Notice of Annual Meeting and our 2013 Annual Report were first mailed to our stockholders on or about April 29, 2014.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting To Be Held on Thursday, May 29, 2014

This Proxy Statement and our 2013 Annual Report are available at:
www.2voteproxy.com/arc.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the Annual Meeting and where will it be held?

The Annual Meeting will be held on Thursday, May 29, 2014, commencing at 11:30 a.m. (local time) at The Core Club, located at 66 E. 55th Street, New York, NY 10022.

What will I be voting on at the Annual Meeting?

At the Annual Meeting, you will be asked to:

1.	elect five directors for one-year terms expiring in 2015 and until their successors are duly elected and qualified; and
2.	consider and act on such matters as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors does not know of any matters that may be considered at the Annual Meeting other than the matters set forth above.

Who can vote at the Annual Meeting?

The record date for the determination of holders of shares of our Common Stock (as defined below) entitled to notice of and to vote at the Annual Meeting, or any adjournment or postponement of the Annual Meeting, is the close of business on April 14, 2014. As of the record date, 77,538,239 shares of our common stock, par value $0.01 per share (“Common Stock”) were issued and outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each share of Common Stock has one vote on each matter considered at the Annual Meeting or any adjournment or postponement thereof. The enclosed proxy card shows the number of shares of Common Stock you are entitled to vote.

How may I vote?

You may vote in person at the Annual Meeting or by proxy. Instructions for in person voting can be obtained by calling our proxy solicitor, Boston Financial Data Services, Inc. (“Boston Financial”) at 1-888-772-2337. Stockholders may submit their votes by proxy by mail by completing, signing, dating and returning their proxy card in the enclosed envelope. Stockholders also have the following two options for authorizing a proxy to vote their shares:

•	via the Internet at www.2voteproxy.com/arc; or
•	by telephone, by calling 1-800-830-3542.

For those stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the Internet or by telephone prior to the Annual Meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card enclosed with this Proxy Statement. You may also vote your shares at the Annual Meeting. If you attend the Annual Meeting, you may submit your vote in person, and any previous votes that you submitted by mail or authorized by Internet or telephone will be superseded by the vote that you cast at the Annual Meeting.

How will proxies be voted?

Shares represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted “FOR” the election of the nominees for director named in the proxy.

The Board of Directors does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxies held by them in their discretion.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy either by telephone, via the Internet or in the mail to our proxy solicitor at the following address: Boston Financial Data Services, Inc., 2000 Crown Colony Drive, Quincy, MA 02169; or (ii) by attending the Annual Meeting and voting in person. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Annual Meeting.

What if I return my proxy but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by the Board of Directors.

What vote is required to approve each item?

There is no cumulative voting in the election of our directors. Each director is elected by the affirmative vote of a plurality of votes cast at the meeting. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have no impact on the vote. A “broker non-vote” occurs when a broker who holds shares for the beneficial owner does not vote on a proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares.

None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or the Company’s charter.

What constitutes a “quorum”?

The presence at the Annual Meeting, in person or represented by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum.

Will you incur expenses in soliciting proxies?

We are soliciting the proxy on behalf of the Board of Directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. We have retained Boston Financial to aid in the solicitation of proxies. Boston Financial will receive a fee of approximately $83,500 which includes the reimbursement for certain costs and out of pocket expenses incurred in connection with their services, all of which will be paid by us. In addition, our directors and officers may solicit proxies by telephone or fax, without receiving any additional compensation for their services. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this Proxy Statement to people on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the U.S. Securities and Exchange Commission (the “SEC”), we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares of our Common Stock.

As the date of the Annual Meeting approaches, certain stockholders may receive a telephone call from a representative of Boston Financial if their votes have not yet been received. Proxies that are obtained telephonically will be recorded in accordance with the procedures described below. The Board of Directors believes that these procedures are reasonably designed to ensure that both the identity of the stockholder casting the vote and the voting instructions of the stockholder are accurately determined.

In all cases where a telephonic proxy is solicited, the Boston Financial representative is required to ask for each stockholder’s full name and address, or the zip code or control number, and to confirm that the stockholder has received the proxy materials in the mail. If the stockholder is a corporation or other entity, the Boston Financial representative is required to ask for the person’s title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to Boston Financial, then the Boston Financial representative has the responsibility to explain the process, read the proposal listed on the proxy card and ask for the stockholder’s instructions on the proposal. Although the Boston Financial representative is permitted to answer questions about the process, he or she is not permitted to recommend to the stockholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Boston Financial will record the stockholder’s instructions on the card. Within 72 hours, the stockholder will be sent a letter to confirm his or her vote and asking the stockholder to call Boston Financial immediately if his or her instructions are not correctly reflected in the confirmation.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts by mail, by telephone or via the Internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call us at (212) 415-6500. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our Annual Report or Proxy Statement as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies by calling us at (212) 415-6500 or by mailing a request to American Realty Capital Global Trust, Inc., 405 Park Avenue, New York, New York 10022, Attention: Investor Relations. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact us.

Whom should I call for additional information about voting by proxy or authorizing a proxy by telephone or Internet to vote my shares?

Please call Boston Financial, our proxy solicitor, at 1-888-772-2337.

How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

In order for a stockholder proposal to be properly submitted for presentation at our 2015 annual meeting and included in the proxy material for next year’s annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on November 30, 2014 and ending at 5:00 p.m., Eastern Time, on December 30, 2014. Any proposal received after the applicable time in the previous sentence will be considered untimely. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: American Realty Capital Global Trust, Inc. 405 Park Avenue — 14th Floor, New York, New York 10022, Attention: Edward M. Weil, Jr., President, Chief Operating Officer, Treasurer, Secretary and Director. For additional information, see the section in this Proxy Statement captioned “Stockholder Proposals for the 2015 Annual Meeting.”

UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE ANNUAL MEETING IN 2015 AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED. IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED “FOR” OR “AGAINST” SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

PROPOSAL NO. 1 —
ELECTION OF DIRECTORS

The Board of Directors, including our independent directors, is responsible for monitoring and supervising the performance of our day-to-day operations by American Realty Capital Global Advisors, LLC (the “Advisor”). Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders or (if longer) until his or her successor is duly elected and qualifies. The charter of the Company (the “Charter”) and bylaws provide that the number of directors shall be fixed by a resolution of the Board of Directors; provided, however, that from the commencement of the Company’s ongoing initial public offering the number of directors shall never be less than three or greater than ten. The number of directors on the Board is currently fixed at five.

The Board of Directors has proposed the following nominees for election as directors, each to serve for a term ending at the 2015 annual meeting of stockholders and until his or her successor is duly elected and qualifies: Messrs. Nicholas S. Schorsch, Edward M. Weil, Jr., Scott J. Bowman, and Edward G. Rendell and Ms. Abby M. Wenzel. Each nominee currently serves as a director of the Company.

The proxy holder named on the enclosed proxy card intends to vote “FOR” the election of each of the five nominees. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if you are authorizing a proxy to vote your shares by telephone or the Internet, follow the instructions provided when you authorize a proxy. Directors will be elected by a majority of votes cast at the Annual Meeting, provided that a quorum is present. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

If, at the time of the Annual Meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. No proxy will be voted for a greater number of persons than the number of nominees described in this Proxy Statement.

Nominees

The table set forth below lists the names and ages of each of the nominees as of the date of this Proxy Statement and the position and office that each nominee currently holds with the Company:

Name	Age	Position
Nicholas S. Schorsch	53	Chairman of the Board of Directors and Chief Executive Officer
Edward M. Weil, Jr.	47	President, Chief Operating Officer, Treasurer, Secretary and Director
Scott J. Bowman	57	Independent Director
Edward G. Rendell	70	Independent Director
Abby M. Wenzel	54	Independent Director

Business Experience of Nominees

Nicholas S. Schorsch

Nicholas S. Schorsch has been the chairman and chief executive officer of our company and chief executive officer of our Advisor and our Property Manager since their formation in July 2011, July 2011 and January 2012, respectively. Mr. Schorsch served as chairman of the board of directors of American Realty Capital Trust, Inc. (“ARCT”) until January 2013 when ARCT closed its merger with Realty Income Corporation and, until March 2012, the chief executive officer, of ARCT, the ARCT advisor and the ARCT property manager since their formation in August 2007. Mr. Schorsch has served as chairman and the chief executive officer of New York REIT, Inc., formerly New York Recovery REIT, Inc. (“NYRT”), the NYRT property manager and the NYRT advisor since their formation in October 2009. Mr. Schorsch has served as the chief executive officer of the advisor of Phillips Edison — ARC Shopping Center REIT Inc. (“PE-ARC”) since its formation in December 2009. Mr. Schorsch has been the chairman and the chief executive officer of American Realty Capital — Retail Centers of America, Inc. (“ARC RCA”) and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Schorsch has been the chairman and the chief executive officer of American Realty Capital Healthcare Trust, Inc. (“ARC HT”), the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Schorsch has been chairman and the chief executive officer of Business Development Corporation of America (“BDCA”) since its formation in May 2010. Mr. Schorsch has been the chairman and chief executive officer of American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC DNAV”), the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Schorsch also has been the chairman and chief executive officer of American Realty Capital Properties, Inc. (“ARCP”) and the ARCP advisor since their formation December 2010 and November 2010, respectively. Mr. Schorsch served as chairman and chief executive officer of American Realty Capital Trust III, Inc. (“ARCT III”), the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Schorsch has served as the chief executive officer and chairman of the board of directors of ARCT IV since its formation February 2012 and as the chief executive officer of the American Realty Capital Trust IV, Inc. (“ARCT IV”) advisor and the ARCT IV property manager since their formation in February 2012. Mr. Schorsch has served as the chairman of the board of directors of American Realty Capital Healthcare Trust II, Inc. (“ART HT II”) since its formation in October 2012. Mr. Schorsch has served as the chairman of the board of directors and chief executive officer of ARC Realty Finance Trust, Inc. (“ARC RFT”) since its formation in November 2012 and as chief executive officer of the ARC RFT advisor since its formation in November 2012. Mr. Schorsch has served as chief executive officer and chairman of the board of directors of American Realty Capital Trust V, Inc. (“ARCT V”) since its formation in January 2013 and as chief executive officer of the ARCT V advisor and the ARCT V property manager since their formation in January 2013. Mr. Schorsch has served as chief executive officer of the Phillips Edison-ARC Grocery Center REIT II, Inc. (“PE-ARC II”) advisor since July 2013. Mr. Schorsch has served as chairman of the board of directors of American Realty Capital Hospitality Trust, Inc. (“ARC HOST”) since its formation in July 2013. Mr. Schorsch has served as executive chairman of RCS Capital Corporation, or RCS Capital, since February 2013. Mr. Schorsch has served as a director of the general partner of American Energy Capital Partners, LP (“AEP”) since its formation in October 2013. Mr. Schorsch has served as chief executive officer and chairman of the board of directors of American Realty Capital New York City REIT, Inc. (“ARC NYCR”) and chief executive officer of the ARC NYCR advisor and the ARC NYCR property manager since their formation in December 2013. From September 2006 to July 2007, Mr. Schorsch was chief executive officer of an affiliate, American Realty Capital, a real estate investment firm. Mr. Schorsch founded and formerly served as president, chief executive officer and vice chairman of American Financial Realty Trust, or AFRT, from its inception as a REIT in September 2002 until August 2006. AFRT was a publicly traded REIT (which was listed on the NYSE within one year of its inception) that invested exclusively in offices, operation centers, bank branches, and other operating real estate assets that are net leased to tenants in the financial services industry, such as banks and insurance companies. Through American Financial Resource Group, or AFRG, and its successor corporation, AFRT, Mr. Schorsch executed in excess of 1,000 acquisitions, both in acquiring businesses and real estate property with transactional value of approximately $5 billion, while also operating offices in Europe that focused on sale and leaseback and other property transactions in Spain, France, Germany, Finland, Norway and the United Kingdom. In 2003, Mr. Schorsch received an Entrepreneur of the Year award from Ernst & Young. From 1995 to September 2002, Mr. Schorsch served as chief executive officer and president of AFRG, AFRT’s predecessor, a private equity firm founded for the purpose of acquiring operating companies and other assets in a number of industries. Prior to AFRG, Mr. Schorsch served as president of a non-ferrous metal product manufacturing business, Thermal Reduction. He successfully built the business through mergers and acquisitions and ultimately sold his interests to Corrpro (NYSE) in 1994. Mr. Schorsch attended Drexel University. We believe that Mr. Schorsch’s current experience as chairman and chief executive officer of NYRT, ARC RCA, ARC DNAV, ARC HT, ARCP, ARC Global, ARCT IV, ARC RFT and ARCT V, his current experience as chairman of ARC HT II, ARC HOST and RCS Capital, his previous experience as president, chief executive officer and vice chairman of AFRT and chairman and chief executive officer of ARCT and ARCT III, and his significant real estate acquisition experience, make him well qualified to serve as our chairman of our Board of Directors.

Edward M. Weil, Jr.

Edward M. Weil, Jr. has served as a director of our company since May 2012 and as an executive officer of our company, our Advisor and our Property Manager since their formation in July 2011, July 2011 and January 2012, respectively. Mr. Weil served as an executive officer of ARCT, the ARCT advisor and the

ARCT property manager from their formation in August 2007 through March 2012. Mr. Weil has served as an executive officer of NYRT since its formation in October 2009, and the NYRT property manager and the NYRT advisor since their formation in November 2009. He has served as the executive vice president and secretary of the PE-ARC advisor since its formation in December 2009. Mr. Weil has served as an executive officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Weil has served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Weil served as a director of ARCT III beginning in February 2012 and as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Weil has served as an executive officer, and, beginning in March 2012, a director, of ARC DNAV, and has served as an executive officer of the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Weil has served as an executive officer, and, beginning in March 2012, a director, of ARCP since its formation in December 2010 and has served as an executive officer of the ARCP manager since its formation in November 2010. Mr. Weil has served as president, chief operating officer, treasurer and secretary of ARCT IV, the ARCT IV advisor and the ARCT IV property manager since their formation in February 2012 and was appointed director of ARCT IV in January 2013. Mr. Weil has served as a director of ARCT V since its formation in January 2013 and as president, chief operating officer, treasurer and secretary of ARCT V, the ARCT V advisor and the ARCT V property manager since their formation in January 2013. Mr. Weil has served as the president, chief operating officer, treasurer and secretary of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012. Mr. Weil served as the president, treasurer and secretary of ARC RFT and the ARC RFT advisor from November 2012 until January 2013. Mr. Weil has served as an executive officer of the general partner of AEP since its formation in October 2013. Mr. Weil has served as president, treasurer, secretary and a director of RCS Capital since February 2013. Mr. Weil has served as the executive vice president and secretary of the BDCA advisor since its formation in June 2010. Mr. Weil served as the chief executive officer of our dealer manager from December 2010 until September 2013. In September 2013, Mr. Weil became chairman of our dealer manager. Mr. Weil was formerly the senior vice president of sales and leasing for AFRT from April 2004 to October 2006, where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. After working at AFRT, from October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners Limited and prior to joining AFRT, from 1987 to April 2004, Mr. Weil was president of Plymouth Pump & Systems Co. Mr. Weil attended George Washington University. Mr. Weil holds FINRA Series 7, 24 and 63 licenses. We believe that Mr. Weil’s current experience as an executive officer of NYRT, ARC RCA, ARC DNAV, ARCP, ARCT IV, ARC HT II, ARCT V and RCS Capital, his current experience as a director of ARC DNAV, ARCP, ARCT IV, ARCT V and RCS Capital and his previous experience as senior vice president at AFRT and his real estate experience, make him well qualified to serve on our Board of Directors.

Scott J. Bowman

Scott J. Bowman was appointed as an independent director of the company in May 2012. Mr. Bowman was also appointed as an independent director of NYRT in August 2011. Mr. Bowman was appointed as an independent director of ARCP in February 2013, following the close of ARCP’s acquisition of ARCT III. Mr. Bowman served as an independent director of ARCT III from February 2012 until February 2013. Mr. Bowman has over 20 years of experience in global brand and retail management in addition to retail store development. Mr. Bowman has served as the Group President of Global Retail and International Development at The Jones Group Inc. (NYSE: JNY) from June 2012 until March 2014. Mr. Bowman founded Scott Bowman Associates in May 2009 and has served as its chief executive officer since such time. Scott Bowman Associates provides global management, business development, retail market and network strategies, licensing, strategic planning and international strategy and operations support to leading retailers and consumer brands. From May 2005 until September 2008, Mr. Bowman served as president of Polo Ralph Lauren International Business Development where he was also a member of the executive committee and capital committee. From June 2007 until September 2008, Mr. Bowman served as chairman of Polo Ralph Lauren Japan. During his time with Polo Ralph Lauren, Mr. Bowman led the effort to transform the company’s business in Asia from a licensed structure to a direct, integrated subsidiary of Polo Ralph Lauren. The transformation included upgraded merchandising, marketing, store development processes, restructuring remaining partnership agreements as well as leading the effort to buy back control of key operating territories in Asia. From 2003 to 2005, Mr. Bowman served as founder and chief executive officer of Scott Bowman Associates International Retail Consultancy. From May 1998 until January 2003, Mr. Bowman served as an executive officer of two subsidiaries of LVMH Moet Hennessy Louis Vuitton. From February 2001 until January 2003, Mr. Bowman served as the chief executive officer of Marc Jacobs Int’l. From May 1998 until January 2001, he was the region president of Duty Free Shoppers. Mr. Bowman served as the Chairman of the Board of Colin Cowie Enterprises, a multi-platform digital events and lifestyle company, from its formation in March 2011 until July 2013. He was also a member of the boards of directors of Stuart Weitzman from February 2009 until April 2010 and The Health Back, a specialty and e-commerce retailer, from May 2004 until September 2007. Mr. Bowman received his B.A. from the State University of New York at Albany. We believe that Mr. Bowman’s extensive experience in global brand and retail management and retail store development make him well qualified to serve as a member of the Board.

Edward G. Rendell

Edward G. Rendell was appointed as an independent director of our company in March 2012. Governor Rendell served as an independent director of ARCP from July 2011 until the close of ARCT III’s merger with ARCP in February 2013, Governor Rendell has served as an independent director of BDCA since January 2011 and served as an independent director of ARCT III from March 2012 until October 2012 and was reappointed as an independent director of ARCP in February 2013. Governor Rendell also was an independent director of ARC RCA from July 2010 until March 2012 and an independent director of ARC HT from January 2011 until March 2012. Governor Rendell served as the 45th Governor of the Commonwealth of Pennsylvania from January 2003 through January 2011. As the Governor of the Commonwealth of Pennsylvania, he served as the chief executive of the nation’s 6th most populous state and oversaw a budget of $28.3 billion. He also served as the Mayor of Philadelphia from January 1992 through January 2000. As the Mayor of Philadelphia, he eliminated a $250 million deficit, balanced the city's budget and generated five consecutive budget surpluses. He was also the General Chairperson of the National Democratic Committee from November 1999 through February 2001. Governor Rendell served as the District Attorney of Philadelphia from January 1978 through January 1986. In 1986 he was a candidate for governor of the Commonwealth of Pennsylvania. In 1987, he was a candidate for the mayor of Philadelphia. From 1988 through 1991, Governor Rendell was an attorney at the law firm of Mesirov, Gelman and Jaffe. From 2000 through 2002, Governor Rendell was an attorney at the law firm of Ballard Sphar. Governor Rendell worked on several real estate transactions as an attorney in private practice. An Army veteran, Governor Rendell holds a B.A. from the University of Pennsylvania and a J.D. from Villanova Law School. We believe that Governor Rendell’s over thirty years of legal, political and management experience gained from serving in his capacities as the Governor of Pennsylvania and as the Mayor and District Attorney of Philadelphia, including his experience in overseeing the acquisition and management of Pennsylvania’s real estate development transactions, including various state hospitals, make him well qualified to serve as a member of our Board of Directors.

Abby M. Wenzel

Abby M. Wenzel was appointed as an independent director of our company in March 2012. Ms. Wenzel has served as an independent director of American Realty Capital Hospitality Trust, Inc. since September 2013. Ms. Wenzel also has served as independent director of ARCT IV since May 2012 and ARC NYCR since March 2014. Ms. Wenzel has been a member of the law firm of Cozen O’Connor, resident in the New York office since April 2009, as a member in the Business Law Department. Ms. Wenzel practices in the Real Estate Group and the capital markets practice area, focusing on capital markets, finance and sale leaseback transactions. She has represented commercial banks, investment banks, insurance companies, and other financial institutions, as well as the equity, in connection with permanent, bridge, and construction loans, as well as senior preferred equity investments, interim financings and mezzanine financings. She has also represented lenders in connection with complex multiproperty/multistate corporate sale. Prior to joining Cozen O’Connor, Ms. Wenzel was a partner with Wolf Block LLP, managing partner of its New York office and chair of its structured finance practice from October 1999 until April 2009. Ms. Wenzel currently serves as a trustee on the board of Community Service Society, a 160-year-old institution with a primary focus on identifying and supporting public policy innovations to support the working poor in New York City to realize social, economic, and political opportunities. Ms. Wenzel received her law degree from New York University School of Law and her undergraduate degree from Emory University. We believe that Ms. Wenzel’s current experience as an independent director of ARC HOST and ARC NYCR, and her experience representing commercial banks, investment banks, insurance companies, and other financial institutions, as well as lenders in connection with complex multiproperty/multistate corporate sales make her well qualified to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. NICHOLAS S. SCHORSCH, EDWARD M. WEIL, JR., SCOTT J. BOWMAN, EDWARD G. RENDELL AND MS. ABBY M. WENZEL AS MEMBERS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2015 ANNUAL STOCKHOLDERS MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Information About the Board of Directors and its Committees

The Board of Directors ultimately is responsible for the management and control of our business and operations. We have no employees and have retained the Advisor to manage our day-to-day operations. The Advisor is controlled by AR Capital, LLC (the “Sponsor”), which is majority owned and controlled by Mr. Nicholas S. Schorsch, our Chairman of the Board of Directors and Chief Executive Officer, and Mr. William M. Kahane.

The Board of Directors held a total of 21 meetings, including actions taken by written consent, during the fiscal year ended December 31, 2013. All directors and nominees attended at least 95% of the total number of meetings while they were a member of the Board of Directors. All of our directors attended the 2013 annual stockholders’ meeting. We anticipate that all directors and nominees will attend the Annual Meeting. We encourage all directors and director nominees to attend our annual meetings of stockholders.

The Board of Directors has approved and organized an audit committee. The Company does not currently have a conflicts committee, compensation committee or nominating and corporate governance committee. The Board of Directors carries out the responsibilities typically associated with conflicts committee, compensation committees and nominating and corporate governance committees. The Company does not have any employees and compensation of directors is set by the entire Board. The Board of Directors does not believe that any marked efficiencies or enhancements would be achieved by the creation of a separate compensation committee at this time.

Leadership Structure of the Board of Directors

Nicholas S. Schorsch serves as both our chairman of the Board and our chief executive officer. As chief executive officer, Mr. Schorsch is responsible for the daily operations of the Company and implementing the Company’s business strategy. The Board of Directors believes that because the chief executive officer is ultimately responsible for ensuring the successful operation of the Company and its business, which is also the main focus of the Board’s deliberations, the chief executive officer is the most qualified director to act as chairman. The Board of Directors may modify this structure to best address the Company’s circumstances for the benefit of its stockholders when appropriate.

Although each of Messrs. Bowman and Rendell and Ms. Wenzel are independent directors, the Board of Directors has not appointed a lead independent director at this time. The Board of Directors believes that the current structure is appropriate, as the Company has no employees and is externally managed by its Advisor, whereby all operations are conducted by the Advisor or its affiliates. Additionally, as members of the Board of Directors are elected annually, the Board of Directors believes that its existing corporate governance practices ensure appropriate management accountability to the Company’s stockholders.

Oversight of Risk Management

The Board of Directors has an active role in overseeing the management of risks applicable to the Company. The entire Board is actively involved in overseeing risk management for the Company through its approval of all property acquisitions, incurrence and assumptions of debt, its oversight of the Company’s executive officers and the Advisor, managing risks associated with the independence of the members of the Board, and reviewing and approving all transactions with affiliated parties and resolving other conflicts of interest between the Company and its subsidiaries, on the one hand, and the Sponsor, any director, the Advisor or their respective affiliates, on the other hand. The audit committee oversees management of accounting, financial, legal and regulatory risks.

Audit Committee

The Board of Directors established an audit committee on April 20, 2012. Our audit committee held four meetings and took action by written consent once during the fiscal year ended December 31, 2013. The charter of the audit committee is available to any stockholder who requests it c/o American Realty Capital Global Trust, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022. The audit committee charter is also available on the Company’s website at www.arcglobaltrust.com/investor-relations/corporate-governance/. Our audit committee consists of Messrs. Bowman and Rendell and Ms. Wenzel, each of whom is “independent” within the meaning of the applicable (i) provisions set forth in the Company’s charter and (ii) requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable SEC rules. The Board has determined that Mr. Bowman is qualified as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and the rules and regulations of the SEC and is an independent director.

The audit committee, in performing its duties, monitors:

•	our financial reporting process;
•	the integrity of our financial statements;
•	compliance with legal and regulatory requirements;
•	the independence and qualifications of our independent and internal auditors, as applicable; and
•	the performance of our independent and internal auditors, as applicable.

The audit committee’s report on our financial statements for the fiscal year ended December 31, 2013 is discussed below under the heading “Audit Committee Report.”

Oversight of Nominations and Corporate Governance

The Company does not have a standing nominating and corporate governance committee nor a conflicts committee. The Board believes that because of the size and composition of the Board, it is more efficient and cost effective for the full Board to perform the duties of a nominating and corporate governance committee and of a conflicts committee. The entire Board of Directors, including our independent directors, is responsible for (i) identifying qualified individuals to become directors of the Company, (ii) recommending director candidates to fill vacancies on the Board and to stand for election by the stockholders at the annual meeting, (iii) recommending committee assignments, (iv) periodically assessing the performance of the Board and (v) reviewing and recommending appropriate corporate governance policies and procedures for the Company, including developing and recommending a code of business conduct and ethics for the Company’s executive officers and senior financial officers and annually reviewing such code.

The Board of Directors believes that diversity is an important attribute of the members who comprise our Board of Directors and that the members should represent an array of backgrounds and experiences. In making its determinations, the Board reviews the appropriate experience, skills and characteristics required of directors in the context of our business. This review includes, in the context of the perceived needs of the Board at that time, issues of knowledge, experience, judgment and skills relating to the understanding of the real estate industry, accounting or financial expertise. This review also includes the candidate’s ability to attend regular Board meetings and to devote a sufficient amount of time and effort in preparation for such meetings. The Board also gives consideration to the Board having a diverse and appropriate mix of backgrounds and skills and each nominee’s ability to exercise independence of thought, objective perspective and mature judgment and understand our business operations and objectives.

The Board of Directors will consider candidates nominated by stockholders provided that the stockholder submitting a nomination has complied with procedures set forth in the Company’s bylaws. See “Stockholder Proposals for the 2015 Annual Meeting” for additional information regarding stockholder nominations of director candidates.

Oversight of Conflicts of Interest

The Company does not have a standing conflicts committee. Instead, the entire Board of Directors, including our independent directors, is responsible for approving transactions and resolving other conflicts of interest, between the Company and its subsidiaries, on the one hand, and the Sponsor, any director, the Advisor or their respective affiliates, on the other hand. The Board of Directors, including a majority of the independent directors, is responsible for reviewing and approving all transactions with affiliated parties, all purchase or leases of properties from, or sales or leases to an affiliate, and reviewing and approving all agreements and amendments to agreements between the Company and affiliates, including the Sponsor or Advisor and their subsidiaries.

During the fiscal year ended December 31, 2013, all of the members of the Board of Directors reviewed our policies and report that they are being followed by us and are in the best interests of our stockholders. Please read “Certain Relationships and Related Transactions — Affiliated Transactions Best Practices Policy.” Certain of the factors considered by the Board of Directors are set forth in the financial statements (including the footnotes thereto) and Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our Annual Report on Form 10-K for the year ended December 31, 2013. The Board reviewed the material transactions between the Sponsor, the Advisor and their respective affiliates, on the one hand, and us, on the other hand, which occurred during the fiscal year ended December 31, 2013. The Board has determined that all our transactions and relationships with our Sponsor, Advisor and their respective affiliates during the fiscal year ended December 31, 2013 were fair and were approved in accordance with the policies referenced in “Certain Relationships and Related Transactions” below.

In March 2011, Realty Capital Securities, LLC (our “Dealer Manager”), an entity directly or indirectly under common control with the Sponsor that was retained by the Company to act as dealer manager in connection with the Company’s initial public offering, adopted best practices guidelines related to affiliated transactions applicable to all the issuers whose securities are sold on its platform (which includes the Company) that requires that each such issuer adopt guidelines that, except under limited circumstances, (i) restrict such issuer from entering into co-investment or other business transactions with another investment program sponsored by the American Realty Capital group of companies and (ii) restrict sponsors of investment programs from entering into co-investment or other business transactions with their sponsored issuers. Accordingly, on April 20, 2012, all of the members of the Board voted to approve the Company’s affiliated transaction best practices policy incorporating the Dealer Manager’s best practices guidelines.

Director Independence

Under our organizational documents, we must have at least three but not more than ten directors. The Charter currently fixes the number of directors at five. A majority of these directors must be “independent” except for a period of up to 60 days after the death, resignation or removal of an independent director. An “independent director” is defined under the Charter as one who is not associated and has not been associated within the last two years, directly or indirectly, with our Sponsor or Advisor. A director is deemed to be associated with our Sponsor or Advisor if he or she: (a) owns an interest in our Sponsor, Advisor or any of their affiliates; (b) is employed by our Sponsor, Advisor or any of their affiliates; (c) is an officer or director of the Sponsor, Advisor or any of their affiliates; (d) performs services, other than as a director, for us; (e) is a director for more than three REITs organized by our Sponsor or advised by our Advisor; or (f) has any material business or professional relationship with our Sponsor, Advisor or any of their affiliates. A business or professional relationship is considered material per se if the gross revenue derived by the director from our Sponsor and our Advisor and affiliates exceeds 5% of the director’s (i) annual gross revenue, derived from all sources, during either of the last two years, or (ii) net worth, on a fair market value basis. An indirect relationship includes circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law, is or has been associated with our Sponsor, Advisor, any of their affiliates or us.

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of the NASDAQ Stock Market (“NASDAQ”) even though our shares are not listed on NASDAQ. Based upon information solicited from each nominee, the Board of Directors has affirmatively determined that Scott J. Bowman, Edward G. Rendell and Abby M. Wenzel have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a director of the Company and are “independent” within the meaning of the NASDAQ’s director independence standards and audit committee independence standards, as currently in effect. Our Board of Directors has determined that each of the three independent directors satisfy the elements of independence set forth in listing standards of the NASDAQ. There are no familial relationships between any of our directors and executive officers.

Communications with the Board of Directors

The Company’s stockholders may communicate with the Board of Directors by sending written communications addressed to such person or persons in care of American Realty Capital Global Trust, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Edward M. Weil, Jr., President, Chief Operating Officer, Treasurer, Secretary and Director. Mr. Weil will deliver all appropriate communications to the Board of Directors no later than the next regularly scheduled meeting of the Board of Directors. If the Board of Directors modifies this process, the revised process will be posted on the Company’s website.

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS,
DIRECTORS AND CERTAIN STOCKHOLDERS

Compensation of Executive Officers

We currently have no employees. Our Advisor performs our day-to-day management functions and has contracted with Moor Park Capital Partners LLP (the “Service Provider”) to have the Service Provider perform certain advisory and property management functions solely with respect to the European properties which we intend to acquire or have acquired. Our current executive officers, Messrs. Nicholas S. Schorsch, Edward M. Weil, Jr., Peter M. Budko, Ms. Amy B. Boyle and Mr. Andrew Winer, are all employees of the Advisor and do not receive any compensation directly from the Company for the performance of their duties as executive officers of the Company. Additionally, Mr. Brian S. Block served as an executive officer during the year ended December 31, 2013, was also an employee of the Advisor and did not receive any compensation directly from the Company for the performance of his duties as an executive officer of the Company. As a result, we do not have, and our Board has not considered, a compensation policy or program for our executive officers and has not included in this proxy statement a “Compensation Discussion and Analysis,” a report from our compensation committee with respect to executive compensation, a non-binding stockholder advisory vote on compensation of executives or a non-binding stockholder advisory vote on the frequency of the stockholder vote on executive compensation. See “Certain Relationships and Related Transactions” below for a discussion of fees and expenses payable to the Advisor and its affiliates.

Directors and Executive Officers

The following table presents certain information as of the date of this Proxy Statement concerning each of our directors and executive officers serving in such capacity:

Name	Age	Principal Occupation and Positions Held
Nicholas S. Schorsch	53	Chairman of the Board of Directors and Chief Executive Officer
Edward M. Weil, Jr.	47	President, Chief Operating Officer, Treasurer, Secretary and Director
Peter M. Budko	54	Executive Vice President
Amy B. Boyle	36	Chief Financial Officer
Andrew Winer	46	Chief Investment Officer
Scott J. Bowman	57	Independent Director
Edward G. Rendell	70	Independent Director
Abby M. Wenzel	53	Independent Director

Nicholas S. Schorsch

Please see “Business Experience of Nominees” on pages 5 – 6 for biographical information about Mr. Schorsch.

Edward M. Weil, Jr.

Please see “Business Experience of Nominees” on pages 6 – 7 for biographical information about Mr. Weil.

Peter M. Budko

Peter M. Budko has been an executive officer of our company, our Advisor and our Property Manager since their formation in July 2011, July 2011 and January 2012, respectively. Mr. Budko served as executive vice president and chief investment officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in 2007 through March 2012. Mr. Budko also served as executive vice president and chief operating officer of NYRT, the NYRT property manager and the NYRT advisor from their formation in October 2009 until March 2014. Mr. Budko has served as executive vice president and chief investment officer of the PE-ARC advisor since its formation in December 2009. Mr. Budko has served as executive vice president and chief investment officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Budko served until March 2014 as executive vice president, and until February 2011 as chief investment officer, of ARC HT, the ARC HT advisor and the ARC HT property manager, in each case since their formation in August 2010. Mr. Budko served as an executive officer of

ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Budko has served as an executive officer of BDCA and the BDCA advisor since their formation in May 2010 and June 2010, respectively. Mr. Budko also was also executive vice president and chief investment officer of ARCP and the ARCP manager from their formation December 2010 and November 2010, respectively, in each case until ARCP’s transition to self-management in January 2014. Mr. Budko also has been an executive officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Budko served as executive vice president and chief investment officer of ARCT IV, the ARCT IV advisor and the ARCT IV property manager from their formation in February 2012 until the closing of the merger of ARCT IV with ARCP in January 2014. Mr. Budko served as the executive vice president of ARC HT II, the ARC HT II advisor and the ARC HT II property manager from their formation in October 2012 until March 2014. Mr. Budko has served as an executive officer of ARC RFT and the ARC RFT advisor since their formation in November 2012. Mr. Budko was appointed as a director of ARC RFT in January 2013. He has also served as executive vice president and chief investment officer of ARCT V, the ARCT V advisor and ARCT V property manager since their formation in January 2013. Mr. Budko has served as executive vice president and chief investment officer of the PE-ARC II advisor since its formation in July 2013. Mr. Budko has also served as chief investment officer and a director of RCAP since February 2013 and as chief investment officer of RCS Capital Management since April 2013. From January 2007 to July 2007, Mr. Budko was chief operating officer of an affiliated American Realty Capital real estate investment firm. Mr. Budko founded and formerly served as managing director and group head of the Structured Asset Finance Group, a division of Wachovia Capital Markets, LLC from 1997 – 2006. The Structured Asset Finance Group structures and invests in real estate that is net leased to corporate tenants. While at Wachovia, Mr. Budko acquired over $5 billion of net leased real estate assets. From 1987 – 1997, Mr. Budko worked in the Corporate Real Estate Finance Group at NationsBank Capital Markets (predecessor to Bank of America Securities), becoming head of the group in 1990. Mr. Budko received a B.A. in physics from the University of North Carolina.

Amy B. Boyle

Amy B. Boyle has served as chief financial officer of our company, our Advisor and our Property Manager since December 2013. Ms. Boyle has also served as chief financial officer of ARC RCA and the ARC RCA advisor since December 2013 and as chief financial officer, treasurer and secretary of ARC HOST, the ARC HOST advisor and the ARC HOST property manager since September 2013. Ms. Boyle has served as senior vice president for ARC Advisory Services, LLC since July 2013. Ms. Boyle has approximately 14 years of real estate finance and accounting experience. She served as the chief financial officer for the Clarion Lion Properties Fund, a private real estate fund managed by Clarion Partners with a portfolio having a value of approximately $7.0 billion, from July 2009 through June 2013. Ms. Boyle's responsibilities in that role included overseeing financial reporting, cash management, and the legal, tax and capital structure issues related to the fund. Ms. Boyle also served as chief financial officer, senior vice president and treasurer of Clarion Partners Property Trust from its formation in November 2009 through June 2013. From August 2006 through July 2009, she held the position of vice president and controller of GoldenTree InSite Partners, a New York-based real estate investment firm, where her responsibilities included managing all aspects of client reporting and accounting, regulatory compliance, valuation of investments and structuring private equity investment vehicles. From March 2003 to August 2006, Ms. Boyle held various positions with Clarion Partners, including (from July 2005 to August 2006) senior associate in Portfolio Management for Clarion Lion Properties Fund, (from April 2005 to July 2005) assistant controller for Clarion Lion Properties Fund, and (from March 2003 to April 2005) portfolio accountant for Clarion Lion Properties Fund. Ms. Boyle also served as a senior auditor for a Boston-based public accounting firm, Feeley & Driscoll, PC, from January 2000 to November 2002. She holds a bachelor of science in Accounting and Management from Plattsburgh State University of New York, a master of science in Real Estate Finance from New York University and is a certified public accountant in the state of New York.

Andrew Winer

Andrew Winer has served as chief investment officer of the company since May 2012. Mr. Winer has also served as chief investment officer of ARC RFT and the ARC RFT advisor since their formation in November 2012. Mr. Winer joined American Realty Capital in January 2012 and advises all American Realty

Capital’s investment programs in connection with debt capital markets. He is involved in arranging corporate lines of credit and designing loan facilities. From April 2000 to January 2012, Mr. Winer worked at Credit Suisse, specifically in fixed income sales from 2000 – 2004, and he headed the CRE CDO Group and warehouse lending team from 2004 to 2008. His additional responsibilities at Credit Suisse included CMBS syndication and distribution, loan pricing and hedging, and real estate asset management. From January 1999 to December 1999, Mr. Winer worked at Global Asset Capital, an intellectual property securitization firm. From August 1993 to November 1998, Mr. Winer was employed at DLJ where he focused on bond structuring, loan origination, securitization deal management, CMBS trading, loan pricing and hedging and new business. Mr. Winer started his career in Arthur Andersen’s Structured Products Group from August 1991 to August 1993. During his time at DLJ he was awarded, “VP of the year” in 1995 and at Credit Suisse he was awarded “Top 50” in 2010. Mr. Winer received both a bachelors degree in business administration and a masters in accounting from the University of Michigan.

Scott J. Bowman

Please see “Business Experience of Nominees” on pages 7 – 8 for biographical information about Mr. Bowman.

Edward G. Rendell

Please see “Business Experience of Nominees” on page 8 for biographical information about Mr. Bowman.

Abby M. Wenzel

Please see “Business Experience of Nominees” on page 8 for biographical information about Mr. Bowman.

Compensation of Directors

The following table sets forth information regarding compensation of our directors during the fiscal year ended December 31, 2013:

Name	Fees Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)
Nicholas S. Schorsch(1)	$—	$—	$—	$—	$—	$—	$—
Edward M. Weil, Jr.(2)	—	—	—	—	—	—	—
Scott J. Bowman(3)	51,250	27,000	—	—	—	—	78,250
Edward G. Rendell(4)	50,750	27,000	—	—	—	—	77,750
Abby M. Wenzel(5)	50,750	27,000	—	—	—	—	77,750

(1)	Mr. Schorsch, who is an executive officer of the Company, receives no additional compensation for serving as a director.
(2)	Mr. Weil, who is an executive officer of the Company, receives no compensation for serving as a director.
(3)	Mr. Bowman earned fees in the amount of $56,500 for services as a director during the fiscal year ended December 31, 2013. The payment of $51,250 represents $49,750 and $1,500 for services rendered during the years ended December 31, 2013 and 2012, respectively.
(4)	Mr. Rendell earned fees in the amount of $56,000 for services as a director during the fiscal year ended December 31, 2013. The $50,750 payment represents $49,250 and $1,500 for services rendered during the years ended December 31, 2013 and 2012, respectively.
(5)	Ms. Wenzel earned fees in the amount of $56,000 for services as a director during the fiscal year ended December 31, 2013. The $50,750 payment represents $49,250 and $1,500 for services rendered during the years ended December 31, 2013 and 2012, respectively.

We pay to each of our independent directors the fees described in the table below. All directors also receive reimbursement of reasonable out of pocket expenses incurred in connection with attendance at meetings of our Board of Directors. If a director also is our employee or an employee of our Advisor or any of their affiliates, we do not pay compensation for services rendered as a director.

Name	Fees Earned or Paid in Cash ($)	Restricted Shares
Independent Directors	Additional yearly retainer of $55,000 for the lead independent director and $30,000 for each independent director; $2,000 for all meetings personally attended by the directors ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $1,500 for each meeting attended via telephone; $750 per transaction reviewed and voted upon via electronic board meeting up to a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting.(1)(2)	Pursuant to our restricted share plan adopted in April 2012, each independent director will receive an automatic grant of 3,000 restricted shares on the date of each annual stockholders’ meeting. Each independent director is also granted 3,000 restricted shares of common stock on the date of initial election to the board. The restricted shares vest over a five year period following the grant date in increments of 20% per annum.
We also will pay each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of the Company, in the following amounts:
2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours, or
$5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.
In either of the above cases, we will reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.

(1)	If there is a Board meeting and one or more committee meetings in one day, the director’s fees shall not exceed $2,500 ($3,000 for the chairperson of the audit committee if there is a meeting of such committee).
(2)	An independent director who is also an audit committee chairperson will receive an additional $500 for personal attendance of all audit committee meetings.

Share-Based Compensation

Stock Option Plan

We have adopted a stock option plan to provide incentive compensation to attract and retain qualified directors, officers, advisors, consultants and other personnel, including our Advisor, Property Manager and affiliates, as well as personnel of our Advisor, Property Manager and affiliates, and any joint venture affiliates of ours. Our stock option plan will be administered by the Board of Directors. The Board of Directors has full authority: (1) to administer and interpret the stock option plan; (2) to authorize the granting of awards; (3) to determine the eligibility of directors, officers, advisors, consultants and other personnel, including our Advisor, Property Manager and affiliates, as well as personnel of our Advisor, Property Manager and affiliates, and any joint venture affiliates of ours, to receive an award; (4) to determine the number of shares of common stock to be covered by each award; (5) to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the stock option plan); (6) to prescribe the form of instruments evidencing such awards; and (7) to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the stock option plan or the administration or interpretation thereof; however, the Board of Directors may not take any action under our stock option plan that would result in a repricing of any stock option without having first obtained the affirmative vote of our stockholders. In connection with this authority, the Board of Directors may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The total number of shares subject to awards under our stock option plan initially is 500,000 (as such number may be adjusted for stock splits, stock dividends, combinations and similar events). We may not issue options or warrants to purchase shares to our Advisor, our directors or any of their affiliates except on the same terms as such options or warrants, if any, are sold to the general public. Further, the amount of the options or warrants issued to our Advisor, our directors or any of their affiliates cannot exceed an amount equal to 10% of outstanding shares on the date of grant of the warrants and options.

If any vested awards under the stock option plan are paid or otherwise settled without the issuance of common stock, or any shares of common stock are surrendered to or withheld by us as payment of all or part of the exercise price of an award and/or withholding taxes in respect of an award, the shares that were subject to such award will not be available for re-issuance under the stock option plan. If any awards under the stock option plan are cancelled, forfeited or otherwise terminated without the issuance of shares of common stock (except as described in the immediately preceding sentence), the shares that were subject to such award will be available for re-issuance under the stock option plan. Shares issued under the stock option plan may be authorized but unissued shares or shares that have been reacquired by us. If the Board of Directors determines that any dividend or other distribution (whether in the form of cash, common stock or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the stock option plan, then the Board of Directors will make equitable changes or adjustments to any or all of: (i) the number and kind of shares of stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of stock or other property (including cash) issued or issuable in respect of outstanding awards; (iii) the exercise price, base price or purchase price relating to any award; and (iv) the performance goals, if any, applicable to outstanding awards. In addition, the Board of Directors may determine that any such equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of stock). Awards under the stock option plan are intended to either be exempt from, or comply with, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

Unless otherwise determined by the Board of Directors and set forth in an individual award agreement, upon termination of an award recipient’s services to us, any then unvested awards will be cancelled and forfeited without consideration. Upon a change in control of us (as defined under the stock option plan), any award that was not previously vested will become fully vested and/or payable, and any performance conditions imposed with respect to the award will be deemed to be fully achieved, provided, that with respect to an award that is subject to Code Section 409A and requires payment on a change in control, a change in control of us must constitute a “change of control” within the meaning of Code Section 409A.

The following table sets forth information regarding securities authorized for issuance under our stock option plan as of December 31, 2013:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	—	—
Equity compensation plans not approved by security holders	—	—	500,000
Total	—	—	500,000

Restricted Share Plan

In April 2012, the Board of Directors adopted an employee and director incentive restricted share plan (the “RSP”). The RSP provides for the automatic grant of 3,000 restricted shares of Common Stock to each of the independent directors, without any further action by our Board of Directors or the stockholders, on the date of each annual stockholder’s meeting. Restricted shares issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum. The RSP provides us with the ability to grant awards of restricted shares to our directors, officers and employees (if we ever have employees), employees of the Advisor and its affiliates, employees of entities that provide services to us, directors of the Advisor or of entities that provide services to us, certain of our consultants and certain consultants to the Advisor and its affiliates or to entities that provide services to us. The total number of common shares reserved for issuance under the RSP will not exceed 5.0% of our outstanding shares, and in any event will not exceed 7,500,000 shares (as such number may be adjusted to stock splits, stock dividends, combinations of similar events).

Restricted share awards entitle the recipient to receive shares of our Common Stock under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in shares of our Common Stock shall be subject to the same restrictions as the underlying restricted shares. There were 16,200 unvested shares outstanding under the RSP at December 31, 2013.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of April 14, 2014, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by:

•	each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;
•	each of the Company’s officers and directors; and
•	all of the Company’s officers and directors as a group.

Beneficial Owner(1)	Number of Shares Beneficially Owned		Percent of Class
American Realty Capital Global Trust Special Limited Partnership, LLC(2)	22,222		*
AR Capital, LLC(3)	111,111		*
Nicholas S. Schorsch	—		*
Edward M. Weil, Jr.	—		*
Andrew Winer	—		*
Peter M. Budko	—		*
Amy B. Boyle	—		*
Scott J. Bowman	6,044	(4)	*
Abby M. Wenzel	6,000	(4)	*
Edward G. Rendell	6,044	(4)	*
All directors and executive officers as a group (8 persons)	151,421	(5)	*

*	Less than 1%.
(1)	The business address of each individual or entity listed in the table is 405 Park Avenue — 14th Floor, New York, New York 10022.
(2)	American Realty Capital Global Trust Special Limited Partnership, LLC is 100% owned by AR Capital, LLC, which is directly or indirectly owned by Nicholas S. Schorsch, William M. Kahane, Peter M. Budko, Brian S. Block and Edward M. Weil, Jr. and controlled by Nicholas S. Schorsch and William M. Kahane.
(3)	AR Capital, LLC is directly or indirectly owned by Nicholas S. Schorsch, William M. Kahane, Peter M. Budko, Brian S. Block and Edward M. Weil, Jr. and controlled by Nicholas S. Schorsch and William M. Kahane.
(4)	Includes 3,000 restricted shares granted to each of our directors after the date of each annual stockholders meeting. Each grant vests annually over a five-year period in equal installments beginning with the anniversary of the date of such grant.
(5)	Includes 22,222 shares held by American Realty Capital Global Trust Special Limited Partnership, LLC. See footnote 2.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Advisor

We entered into an advisory agreement with the Advisory, whereby the Advisor manages our day to day operations. We will pay to our Advisor or its assignees 1.0% of the contract purchase price of each property acquired (including our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees) and 1.0% of the amount advanced for a loan or other investment (including our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees). This acquisition fee is reflective of services performed by our Advisor in connection with selecting properties for acquisition and shall cover such services until such time as our Advisor has submitted a letter of intent to the seller to purchase such property and presented a detailed investment memorandum to our Board of Directors for approval. Solely with respect to our European investment activities, our Service Provider will be paid 50% of the acquisition fees in respect of such properties, and our Advisor will receive the remaining 50%, as set forth in the service provider agreement. Fees paid to the Service Provider will be deducted from fees payable to our Advisor.

For purposes of this proxy statement, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount actually paid or allocated in respect of the purchase of loans or other real-estate related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such investment, but exclusive of acquisition fees and financing coordination fees. This acquisition fee does not include any acquisition expenses payable to our Advisor, as described in “Acquisition Expenses” below. Once the proceeds from the primary offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees (as described below) shall not exceed 1.5% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all the assets acquired.

Within 30 days after the end of each calendar quarter (subject to the approval of the Board of Directors), we, as the general partner of the American Realty Capital Global Operating Partnership, L.P. (the “OP”), will pay an asset management subordinated participation by issuing a number of restricted Class B Units of the OP to our Advisor equal to: (i) the excess of (A) the product of (y) the cost of assets multiplied by (z) 0.1875% (or the lower of the cost of assets and the applicable quarterly net asset value (“NAV”) multiplied by 0.1875%, once we begin calculating NAV) over (B) any amounts payable as an oversight fee (as described below) for such calendar quarter; divided by (ii) the value of one share of common stock as of the last day of such calendar quarter (or NAV per share, once we begin calculating NAV); provided, however, that if the amounts payable as an oversight fee for such calendar quarter exceed the amount determined under clause (A) for such calendar quarter, or an excess oversight fee, no Class B Units shall be issued for such calendar quarter and the excess oversight fee shall be carried forward to the next succeeding calendar quarter and included with and treated as amounts payable as an oversight fee for the next succeeding quarter for purposes of determining the amount of restricted Class B Units issuable for the next succeeding calendar quarter; provided further, however, that the sum of (I) the amounts determined under clause (i) above for a calendar year plus (II) the amounts payable as an oversight fee for such calendar year, shall not be less than 0.75% of the cost of assets (or the lower of the cost of assets and NAV for such calendar year, once we begin to calculate NAV).

Solely with respect to our investment activities in Europe, our Service Provider will be paid 50% of the asset management subordinated participation in respect of such properties and our Advisor will receive the remaining 50%. Class B Units are subject to forfeiture until such time as: (a) the value of the OP's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon (the “Economic Hurdle”); (b) any one of the following events occurs concurrently with or subsequently to the achievement of the Economic Hurdle: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we the OP shall be a party, as a result of which OP Units or our common stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the Advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the Economic Hurdle has been met. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of the Board of Directors before the Economic Hurdle has been met.

We will reimburse our Advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our Advisor for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets (including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies)) before deducting reserves for depreciation, or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. The expenses to be reimbursed to our Advisor will include personnel costs in connection with services provided by our Advisor during the operational stage, in addition to paying an asset management fee. However, we will not make operating expense reimbursements for personnel costs to our Advisor in connection with services for which the Advisor already receives acquisition fees, acquisition expenses or real estate commissions. We will not reimburse the Advisor for salaries and benefits paid to our executive officers.

If our Advisor provides services in connection with the origination or refinancing of any debt that we obtain and use to finance properties or other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties or other permitted investments, we will pay the Advisor or its assignees a financing coordination fee equal to 0.75% of the amount available and/or outstanding under such financing or such assumed debt, subject to certain limitations. Solely with respect to our investment activities in Europe, our Service Provider will be paid 50% of the financing coordination fees and our Advisor will receive the remaining 50%, as set forth in the service provider agreement. Fees paid to the Service Provider will be deducted from fees payable to our Advisor. The Advisor may reallow some of or all of this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing.

Total acquisition fees and finance coordination fees incurred for the year ended December 31, 2013 were $2.4 million and $0.9 million, respectively. For the year ended December 31, 2013, we incurred from our Advisor $2.6 million of offering costs and reimbursements. No asset management fees were assessed for the year ended December 31, 2013. During the year ended December 31, 2013, the Board of Directors approved the issuance of 23,392 Class B Units to the Advisor for the payment of asset management fees, as described above.

Nicholas S. Schorsch, our chief executive officer and chairman of our Board of Directors, is the chief executive officer of the Advisor. Edward M. Weil, Jr., our president, chief operating officer, treasurer and secretary is the president, chief operating officer and secretary of the Advisor. Andrew Winer, our chief investment officer, is the chief investment officer of the Advisor. Peter M. Budko, our executive vice president, is the executive vice president of the Advisor. Amy B. Boyle, our chief financial officer, is the chief financial officer of the Advisor.

For the ownership interests of the Company’s current and former officers and directors in the parent company of our Property Manager, see “— Dealer Manager” below.

Property Manager

We entered into a property management agreement with American Realty Capital Global Properties, LLC (the “Property Manager”). We will pay our Property Manager certain fees, distributions and expense reimbursements pursuant to the Property Management and Leasing Agreement, including an oversight fee equal to 1.0% of the gross revenues of the property managed, for services in overseeing property management and leasing services provided by any person or entity that is not an affiliate of our Property Manager. Solely with respect to our investment activities in Europe, our Service Provider or other entity providing property management services with respect to such investments is paid: (i) with respect to single-tenant net leased properties which are not part of a shopping center, 1.75% of the gross revenues from such properties and (ii) with respect to all other types of properties, 3.5% of the gross revenues from such properties. The Property Manager receives 0.25% of the gross revenues from European single-tenant net leased properties which are not part of a shopping center and 0.5% of the gross revenues from all other types of properties, reflecting a 50% split of the oversight fee with the Service Provider or an affiliated entity providing European property management services. Such fees are deducted from fees payable to the Advisor, pursuant to the service provider agreement. Nicholas S. Schorsch, our chief executive officer and chairman of our Board of Directors, is the chief executive officer of our Property Manager. Edward M. Weil, Jr., our president, chief operating officer, treasurer and secretary is the president, chief operating officer, treasurer and secretary of our Property. Andrew Winer, our chief investment officer, is the chief investment officer of the Property Manager Peter M. Budko, our executive vice president, is the executive vice president of our Property Manager. Amy B. Boyle, our chief financial officer, is the chief financial officer of our Property Manager. For the ownership interests of the Company’s current and former officers and directors in the parent company of the Property Manager, see “— Dealer Manager” below.

Dealer Manager

We have entered into a dealer manager agreement with the Dealer Manager. We paid to our Dealer Manager 7% of the gross offering proceeds from our ongoing initial public offering, except that no selling commissions were paid on shares sold under our distribution reinvestment plan. Our Dealer Manager reallowed all of the selling commission to participating broker-dealers. Alternatively, a participating broker-dealer was permitted to elect to receive a fee equal to 7.5% of gross proceeds from the sale of shares by such participating broker-dealer, with 2.5% thereof paid at the time of such sale and 1% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10% of gross proceeds of our primary offering. Our Dealer Manager was required to repay to the Company any excess amounts received over FINRA’s 10% cap if the offering was abruptly terminated before reaching the maximum amount of offering proceeds, which did not occur. Additionally, we paid to our Dealer Manager a dealer manager fee equal to 3% of the gross offering proceeds of our primary offering; we did not pay a dealer manager fee with respect to sales under our distribution reinvestment plan. Our Dealer Manager was permitted to reallow all or part of the dealer manager fee to participating broker-dealers. During the fiscal year ended December 31, 2013, the Company incurred $14.0 million to our Dealer Manager for commissions and dealer manager fees, of which approximately $8.7 million was paid directly to participating broker-dealers per our Dealer Manager’s instruction and an additional $1.2 million was reallowed to participating broker dealers.

In connection with providing strategic advisory services related to certain portfolio acquisitions, the Company has entered into arrangements in which the investment banking division of the Dealer Manager receives a transaction fee of 0.25% of the Transaction Value for such portfolio acquisition transactions. Pursuant to such arrangements to date, the Transaction Value has been defined as: (i) the value of the consideration paid or to be paid for all the equity securities or assets in connection with the sale transaction or acquisition transaction (including consideration payable with respect to convertible or exchangeable securities and option, warrants or other exercisable securities and including dividends or distributions and equity security repurchases made in anticipation of or in connection with the sale transaction or acquisition transaction), or the implied value for all the equity securities or assets of the Company or acquisition target, as applicable, if a partial sale or purchase is undertaken, plus (ii) the aggregate value of any debt, capital lease and preferred equity security obligations (whether consolidated, off-balance sheet or otherwise) of the Company or acquisition target, as applicable, outstanding at the closing of the sale transaction or acquisition transaction), plus (iii) the amount of any fees, expenses and promote paid by the buyer(s) on behalf of the Company or the acquisition target, as applicable. Should the Dealer Manager provide strategic advisory services related to additional portfolio acquisition transactions, the Company will enter into new arrangements with the Dealer Manager on such terms as may be agreed upon between the two parties.

Effective March 1, 2013, the Company entered into an agreement with the Dealer Manager to provide strategic advisory services and investment banking services required in the ordinary course of the Company's business, such as performing financial analysis, evaluating publicly traded comparable companies and assisting in developing a portfolio composition strategy, a capitalization structure to optimize future liquidity options and structuring operations. Strategic advisory fees are amortized over approximately 26 months, the estimated remaining term of the IPO as of the date of the agreement, and are included in general and administrative expenses in the consolidated statement of operations and comprehensive loss.

Nicholas S. Schorsch, our chief executive officer and chairman of our Board of Directors, indirectly owns a majority of the ownership and voting interests of our Dealer Manager. Edward M. Weil, Jr., our president, chief operating officer, treasurer and secretary, has been chairman of our Dealer Manager since December 2010 and served as the chief executive officer of our Dealer Manager from December 2010 to September 2013.

The parent company of our Dealer Manager is under common ownership with AR Capital, LLC (“ARC”). ARC also directly or indirectly wholly owns our Advisor and our Property Manager. ARC is owned by current and former officers and/or directors of the Company as follows: Nicholas S. Schorsch, our chairman and chief executive officer, owns a controlling interest in ARC, and each of Peter M. Budko, an executive vice president, Edward M. Weil, Jr., our president, chief operating officer, treasurer and secretary, and Brian S. Block are equity holders of ARC.

Affiliated Transaction Best Practices Policy

In March 2011, our Dealer Manager adopted best practices guidelines related to affiliated transactions applicable to all the issuers whose securities are sold on its platform (which includes the Company) that requires that each such issuer adopt guidelines that, except under limited circumstances, (i) restrict such issuer from entering into co-investment or other business transactions with another investment program sponsored by the American Realty Capital group of companies and (ii) restrict sponsors of investment programs from entering into co-investment or other business transactions with their sponsored issuers.

Accordingly, on April 20, 2012, all of the members of the Board voted to approve the Company’s affiliated transaction best practices policy incorporating the Dealer Manager’s best practices guidelines, pursuant to which we may not enter into any co-investments or any other business transaction with, or provide funding or make loans to, directly or indirectly, any investment program or other entity sponsored by the American Realty Capital group of companies or otherwise controlled or sponsored, or in which ownership (other than certain minority interests) is held, directly or indirectly, by Nicholas Schorsch and/or William Kahane, that is a non-traded REIT or private investment vehicle in which ownership interests are offered through securities broker-dealers in a public or private offering, except that we may enter into a joint investment with a Delaware statutory trust (a “DST”) or a group of unaffiliated tenant in common owners (“TICs”) in connection with a private retail securities offering by a DST or to TICs, provided that such investments are in the form of pari passu equity investments, are fully and promptly disclosed to the stockholders of the Company and will be fully documented among the parties with all the rights, duties and obligations assumed by the parties as are normally attendant to such an equity investment, and that the Company retains a controlling interest in the underlying investment, the transaction is approved by the independent directors of the Board after due and documented deliberation, including deliberation of any conflicts of interest, and such co-investment is deemed fair, both financially and otherwise. In the case of such co-investment, the Advisor will be permitted to charge fees at no more than the rate corresponding to the Company’s percentage co-investment and in line with the fees ordinarily attendant to such transaction. At any one time, our investment in such co-investments will not exceed 10% of the value of our portfolio.

Certain Conflict Resolution Procedures

Every transaction that we enter into with our Advisor or its affiliates will be subject to an inherent conflict of interest. Our Board of Directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our Advisor or any of its affiliates.

In order to reduce or eliminate certain potential conflicts of interest, the current Company’s charter contains a number of restrictions relating to or we have adopted policies relating to: (1) transactions we enter into with our sponsor, our directors, our officers, our Advisor and its affiliates, and certain of our stockholders, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. Some of these restrictions are set forth below:

•	We will not purchase or lease properties in which our sponsor, our Advisor, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to our sponsor, our Advisor, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction determines that the transaction is fair and reasonable to us.
•	We will not make any loans to our sponsor, our Advisor, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders, except that we may make or invest in mortgage, bridge or mezzanine loans involving our sponsor, our Advisor, our directors, our officers, their respective affiliates or certain of our stockholders if an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, our Advisor, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.
•	Our Advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, that our Advisor must reimburse us for the amount, if any, by which our total operating expenses paid during the previous fiscal year exceeded the greater of: (i) 2% of our average invested assets for that fiscal year; and (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.
•	Before our Advisor may take advantage of an investment opportunity for its own account or recommend it to others our Advisor is obligated to present such opportunity to us if (a) such opportunity is compatible with our investment objectives and policies, (b) such opportunity is of a character which could be taken by us, and (c) we have the financial resources to take advantage of such opportunity.
•	If an investment opportunity becomes available that is suitable, under all of the factors considered by our Advisor, for both us and one or more other entities affiliated with our Advisor and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. It will be the duty of our Board of Directors, including the independent directors, to insure that this method is applied fairly to us. In determining whether or not an investment opportunity is suitable for more than one program, our Advisor, subject to approval by our Board of Directors, shall examine, among others, the following factors:
•	the anticipated cash flow of the property to be acquired and the cash requirements and anticipated cash flow of each program;

•	the effect of the acquisition both on diversification of each program’s investments by type of property, geographic area and tenant concentration;
•	the policy of each program relating to leverage of properties;
•	the income tax effects of the purchase to each program;
•	the size of the investment; and
•	the amount of funds available to each program and the length of time such funds have been available for investment.
•	If a subsequent development, such as a delay in the closing of such investment or a delay in the construction of a property, causes any such investment, in the opinion of our Board of Directors and our Advisor, to be more appropriate for a program other than the program that committed to make the investment, our Advisor may determine that another program affiliated with our Advisor or its affiliates will make the investment. Our Board of Directors has a duty to ensure that the method used by our Advisor for the allocation of the acquisition of investments by two or more affiliated programs seeking to acquire similar types of assets is applied fairly to us.
•	We will not accept goods or services from our Advisor or its affiliates or enter into any other transaction with our Advisor or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the fiscal year ended December 31, 2013. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

To the Directors of American Realty Capital Global Trust, Inc.:

We have reviewed and discussed with management American Realty Capital Global Trust, Inc.’s audited financial statements as of and for the year ended December 31, 2013.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in American Realty Capital Global Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013.

Audit Committee
Scott J. Bowman
Edward G. Rendell
Abby M. Wenzel

INDEPENDENT AUDITOR’S FEES

Grant Thornton LLP (“Grant Thornton”), our independent registered public accounting firm, has audited our consolidated financial statements since July 13, 2011 (date of inception). Grant Thornton reports directly to our audit committee. A representative of Grant Thornton will be present at the Annual Meeting.

A representative of Grant Thornton will attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees

Aggregate fees for professional services rendered by Grant Thornton for the fiscal year ended December 31, 2013 were as follows:

Audit Fees

Audit fees billed were $80,789 for the fiscal year ended December 31, 2013. The fees were for professional services rendered for the audit of the Company’s consolidated financial statements, reviews of the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q and consents on the Company’s amendments to Form S-11.

Audit Related Fees

There were no audit related fees for the fiscal year ended December 31, 2013.

Tax Fees

There were no tax fees billed for the fiscal year ended December 31, 2013.

All Other Fees

There were no other fees billed for the fiscal year ended December 31, 2013. The aggregate fees billed by all independent auditors for the fiscal year ended December 31, 2013 were $80,789.

PRE-APPROVAL POLICIES AND PROCEDURES

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the related requirements of the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. All services rendered by Grant Thornton were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDER VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS THE COMPANY’S INDEPENDENT AUDITOR.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

As of December 31, 2013, our Common Stock was not registered pursuant to Section 12 of the Exchange Act of 1934. Our directors, executive officers and the holders of more than 10% of our Common Stock are not subject to Section 16(a) of the Exchange Act, and they were not required to file reports under Section 16(a) of the Exchange Act for the fiscal year ended December 31, 2013. We will be subject to Section 16(a) of the Exchange Act once we have filed our Form 8-A with the SEC.

CODE OF ETHICS

The Board of Directors adopted a Code of Ethics effective as of March 4, 2013 (the “Code of Ethics”), which is applicable to the directors, officers and employees of the Company and its subsidiaries and affiliates. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations.

The Code of Ethics is available on the Company’s website at www.arcglobaltrust.com/investor-relations/corporate-governance/. You may also obtain a copy of the Code of Ethics by writing to our secretary at: American Realty Capital Global Trust, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Edward M. Weil, Jr. A waiver of the Code of Ethics for our chief executive officer may be made only by the Board of Directors or the appropriate committee of the Board of Directors and will be promptly disclosed to the extent required by law. A waiver of the Code of Ethics for all other employees may be made only by our chief executive officer, chief operating officer or general counsel and shall be discussed with the Board of Directors or a committee of the Board of Directors as appropriate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company does not have a standing compensation committee and we do not separately compensate our executive officers. Executive compensation is determined by the Board in its entirety. During the fiscal year ended December 31, 2013, Mr. Schorsch, our chairman of the Board and chief executive officer of the Company served as an executive officer and/or director of NYRT, ARC RCA, ARC HT, ARC DNAV, ARCT III, ARCT IV, ARCT V, BDCA, ARC HT II, ARC RFT, ARC HOST and the Company. Mr. Weil, our president, chief operating officer, treasurer, secretary and director has served as an executive officer and/or director of ARC DNAV, ARCT V, ARC RCA, ARC HT, NYRT, ARC HT II and the Company. Since Mr. Schorsch and Mr. Weil are officers of our Advisor and/or its affiliates, they did not receive any separate compensation from us for service as our executive officers and directors, and also did not receive any separate compensation from the entities listed herein for their service as executive officers and/or directors of those entities.

OTHER MATTERS PRESENTED FOR ACTION AT THE 2014 ANNUAL MEETING

Our Board of Directors does not intend to present for consideration at the Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement

Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2015 annual meeting of stockholders, the proposal must be received at our principal executive offices no later than November 30, 2014. Any proposal received after the applicable time in the previous sentence will be considered untimely.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings

For any proposal that is not submitted for inclusion in our proxy material for the Annual Meeting but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our bylaws. Under our bylaws, for a stockholder proposal to be properly submitted for presentation at our 2015 annual meeting of stockholders, our secretary must receive written notice of the proposal at our principal executive offices during the period beginning on November 30, 2014 and ending at 5:00 p.m., Eastern Time, on December 30, 2014. Any proposal received after the applicable time in the previous sentence will be considered untimely. Additionally, a stockholder proposal must contain information specified in our bylaws, including, without limitation:

1.	as to each director nominee;
•	the name, age, business address, and residence address of the nominee;
•	the class, series and number of any shares of stock of the Company beneficially owned by the nominee;
•	the date such shares were acquired and the investment intent of such acquisitions;
•	all other information relating to the nominee that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved) or is otherwise required; and
2.	as to any other business that the stockholder proposes to bring before the meeting,
•	a description of the business to be brought before the meeting;
•	the reasons for proposing such business at the meeting;
•	any material interest in such business that the proposing stockholder (and certain persons, which we refer to as “Stockholder Associated Persons” (as defined below), if any) may have, including any anticipated benefit to the proposing stockholder (and the Stockholder Associated Persons, if any); and
3.	as to the proposing stockholder (and the Stockholder Associated Persons, if any), the class, series and number of all shares of stock of the Company owned by the proposing stockholder (and the Stockholder Associated Persons, if any), and the nominee holder for, and number of, shares owned beneficially but not of record by the proposing stockholder (and the Stockholder Associated Persons, if any); and
4.	as to the proposing stockholder (and the Stockholder Associated Persons, if any) covered by clauses (2) or (3) above,
•	the name and address of the proposing stockholder (and the Stockholder Associated Persons, if any) as they appear on the Company’s stock ledger, and current name and address, if different; and
5.	to the extent known by the proposing stockholder, the name and address of any other stockholder supporting the director nominee or the proposal of other business on the date of the proposing stockholder’s notice.

A “Stockholder Associated Person” means (i) any person controlling, directly or indirectly, or acting in concert with, the proposing stockholder, (ii) any beneficial owner of shares of stock of the Company owned by the proposing stockholder and (iii) any person controlling, controlled by or under common control with the Stockholder Associated Person.

All nominations must also comply with the Company’s Charter. All proposals should be sent via registered, certified or express mail to our secretary at our principal executive offices at: American Realty Capital Global Trust, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022, Attention: Edward M. Weil, Jr. (telephone: (212) 415-6500).

By Order of the Board of Directors,

/s/ Edward M. Weil, Jr. Edward M. Weil, Jr. President, Chief Operating Officer, Treasurer, Secretary and Director

American Realty Capital Global Trust

PO BOX 55909, BOSTON, MA 02205-5909

Your Vote is Important!

Vote by Internet

Please go to the electronic voting site at **www.2voteproxy.com/arc**. Follow the on-line instructions. If you vote by internet, you do not have to return your proxy card.

Vote by Telephone

Please call us toll free at **1-800-830-3542**, and follow the instructions provided. If you vote by telephone, you do not have to return your proxy card.

Vote by Mail

Complete, sign and date your proxy card and return it promptly in the enclosed envelope.

If Voting by Mail
Remember to sign and date the form below.
Please ensure the address to the right shows through the window of the enclosed postage paid return envelope.

PROXY TABULATOR
PO BOX 55909
BOSTON, MA 02205-9100

American Realty Capital Global Trust, Inc.

Annual Meeting of Stockholders

May 29, 2014 at 11:30 AM

This proxy is solicited by the Board of Directors

The undersigning hereby appoints Edward M. Weil, Jr. and James A. Tanaka, or one of them, and each of them, with full power of substitution, to act as attorneys and proxies for the undersigned to attend the Annual Meeting of Stockholders of American Realty Capital Global Trust, Inc. (the "Company") to be held at The Core Club, located at 66 E. 55th Street, New York, NY 10022, at 11:30 a.m. (local time) on Thursday, May 29, 2014, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at the Annual Meeting. The undersigned acknowledges receipt from the Company prior to the execution of the proxy a Notice of Annual Meeting of Stockholders and a Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE PROPOSAL. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter, including a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies that may properly come before the Annual Meeting or any adjournment or postponement thereof. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Stock Owner signature ______________________ Date ________

Co-Owner signature ______________________ Date ________

ARC14-GLBL-V4

YOUR VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement, Annual Report is/ are available at:
www.2voteproxy.com/arc

Please mark box(es) as shown in this example. ☒

The Board of Directors recommends you vote FOR the following:

	FOR	AGAINST	ABSTAIN
1. Election of Directors			
1a. Nicholas S. Schorsch	☐	☐	☐
1b. Edward M. Weil, Jr.	☐	☐	☐
1c. Scott J. Bowman	☐	☐	☐
1d. Edward G. Rendell	☐	☐	☐
1e. Abby M. Wenzel	☐	☐	☐

NOTE: Other business may properly come before the meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD TODAY.

ARC14-GLBL-V4